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                                                                   EXHIBIT 10.06



April 14, 1992

Mr. John Winkelhaus
Senior Vice President Sales
Ingram Micro
2801 South Yale St.
Santa Ana, CA 92704

Dear John:

This letter will amend Ingram Micro's offer to you dated June 21, 1991, of employment as Senior Vice President of Europe. In this capacity you will be responsible for all facets of Ingram Micro's European operation, including Ingram SoftEurope, Ingram Micro (UK), the Ingram Coordination Center, and our planned acquisitions and/or joint ventures in the Nordic and Germanic countries. You will report to the Chairman and Chief Executive Officer, Linwood A. Lacy, Jr. You will serve on the Boards of Ingram SoftEurope, Ingram Micro (UK), Ingram Micro Europe, and the Ingram Coordination Center. You will be expected to live in Belgium. For practical reasons you will be on the payroll of the Ingram Coordination Center SA/NV, but you will remain an employee of Ingram Micro Inc.

Your direct reports will be Jean Walravens, Managing Director of Ingram SoftEurope; Martin Blaney, Managing Director of Ingram Micro (UK) and Thierry Denaisse in his role as Managing Director of the Ingram Coordination Center. As additional joint ventures or acquisitions are made, the respective heads of those organizations will report to you as well. As you know, Jean Walravens will be leaving Ingram's employment within the next six months, and one of your first key responsibilities will be to locate and train his replacement.

Your base salary will be $200,000 per year to be paid on the Company's normal monthly payroll cycle. This annual salary includes the 13th month bonus and any vacation bonus normally paid to employees in Belgium. You will have a performance and salary review on December 31, 1992, and annually thereafter. The Company will provide the full cost of tuition and fees for your children when they are ready to attend school. The Company will pay for language training for you, your wife, and your children, as appropriate. This training can begin when you wish.

In addition, the Company will pay you an annual housing cost differential of BEF 927,741 and an annual goods and services cost differential of BEF 816,711. Since the Company completed a rental agreement between the ICC and landlord on


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Mr. John Winkelhaus
Senior Vice President Sales
April 14, 1992
Page 2

November, 1991, the Company will continue to pay the lease on your behalf. You agree to reimburse the ICC for any payments in excess of your combined housing and goods and services allowance as determined by Runzheimer on an annual basis. The Company will provide you with a car, including operating expenses, insurance, etc.

You will be eligible for an Executive Bonus Plan which will be based upon the European profitability/return on investment and your individual performance goals in 1992. The target bonus will be 50% of your earned salary in 1992, 40 percent of which will be paid for attainment of personal performance goals and 60 percent of which will be paid upon attainment of the European profit goals. This bonus will be paid the first week in March, 1993. Since we anticipate that our European operations will be in a turnaround and building mode, the profit goals for 1992 will be drawn with this in mind. We may work with you to construct a series of performance objectives which are more independent of profit performance than what you are used to in the U.S. program.

In light of your receipt of free use of a car in Europe, your supplemental benefits allowance of $8,000 per year will be suspended as long as you are in Europe.

Your total compensation will be split into the appropriate portions to be paid partially in the host country currency and partially in U.S. dollars deposited to your domestic checking account. The split proportions will be determined by you. You will have available to you both Ingram Industries tax counsel and the advice of Price Waterhouse in Belgium.

This assignment to Belgium is temporary, but for at least two years. We hope you will be able and willing to stay longer. We will expect you to make a good faith effort to remain in the position for the two year minimum.

If you choose to leave Ingram Micro employment at any time during your European assignment, it will be Ingram Micro's financial responsibility to move you and your family to the U.S., if your new employer will not bear your moving costs. The only exception to this commitment is if you go to work


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Mr. John Winkelhaus
Senior Vice President Sales
April 14, 1992
Page 3

for a direct competitor of Ingram Micro in the microcomputer distribution business.

Ingram Micro will pay the full cost of relocation for you and your family, including temporary housing, any furniture storage, etc. Any costs which are not deductible for tax purposes will be grossed up. There will be a $5,000 "miscellaneous relocation allowance" to cover incidental costs to you in the move. We will pay for furniture and car storage in the U.S. for the duration of your international assignment.

Your health benefits will be the same as for other Ingram Coordination Center senior employees. Your group life insurance will continue in effect while you work out of the country. Your participation in the Ingram Industries Employee Thrift Plan (401k Plan) must be discontinued, but you are eligible to participate in the supplemental executive deferred compensation plan.

Ingram Micro will pay for two home leave return trips per year for you and your family to the U.S. We assume these will be likely around family vacations. We would expect you to make every effort to coordinate such return trips with your business travel to minimize the cost to the Company. You should observe a vacation schedule of three weeks per year for yourself, in accordance with U.S. practice for a five year employee.

It is important that we make clear what are your reassignment options, if you wish to return to the States after two years. The Company will make every effort to provide you with an appropriate position within Ingram Micro or Ingram Industries. However, there can be no commitment of a U.S. position under every business circumstance.

We look forward to your excellent leadership of Ingram Micro's European operations. If you have any questions, please contact me.

Please acknowledge and accept this assignment by signing below.


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Mr. John Winkelhaus
Senior Vice President Sales
April 14, 1992
Page 4


Very truly yours,


Linwood A. Lacy, Jr.
Chairman of the Board
Chief Executive Officer

cc:  Bronson Ingram
     Phil Pfeffer
     David Dukes
     Ken Woolf


Accepted:


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John Winkelhaus                                                   Date


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April 15, 1992

Mr. John Winkelhaus
Senior Vice President Sales
Ingram Micro
2801 South Yale St.
Santa Ana, CA 92704

Dear John:

As a supplement to your revised "Assignment Letter" dated April 14, 1992, this is to confirm the following:

      1. On page two, first paragraph, you agreed to reimburse the Company for any housing payments in excess of your combined housing and goods and services allowance. The Company hereby agrees to "waive/forgive" this reimbursement subject to legal requirements in consideration and exchange for your waiver of favorable housing, goods and services monies in excess of actual housing costs.

      2. The following language was included in your letter dated June 21, 1991, but removed from your April 14, 1992 assignment letter. This language is hereby incorporated as part of this "side letter":

            You requested of us additional cost of living adjustment beyond that specified above. Our analysis is that your effective tax cost will be lowered by the Federal allowance provided to Americans working out of the country, the absence of California state tax, and the low tax rate in Belgium (resultant from the Coordination Center employment and your frequent out of country travels). We believe the allowances being provided and tax benefits more than outweigh any additional living costs.

            If you and we determine, based on a joint review of tax return information, that this is not the case, now, or in the future, then we will adjust your compensation to "keep you whole."


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Mr. John Winkelhaus
Senior Vice President Sales
April 15, 1992
Page 2


Very truly yours,


Linwood A. Lacy, Jr
Chairman of the Board
Chief Executive Officer

cc:  Bronson Ingram
     Phil Pfeffer
     David Dukes
     Ken Woolf

Accepted:


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John Winkelhaus                                                   Date


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